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                                                                EXHIBIT 23.3


The Board of Directors
SHL Corporation:


We consent to incorporation by reference in the registration statement (No. 33-50253) on Form S-4 of SLH Corporation of our report dated February 20, 1998, relating to the consolidated balance sheets of SLH Corporation and subsidiaries as of December 31, 1997, and 1996, and the related consolidated statements of operations, retained earnings, and cash flows for each of the years in the three-year period ended December 31, 1997, and all related schedules, which report appears in the December 31, 1997, annual report on Form 10-K of SLH Corporation, as amended.

We also consent to incorporation by reference in the registration statement (No. 33-50253) on Form S-4 of SLH Corporation of our report dated December
20, 1996, relating to the combined balance sheets of SLH Operations as of December 31, 1995, and 1994, and the related combined statements of operations, equity, and cash flows for each of the years in the the three-year period ended December 31, 1995, which report appears in SLH Corporation's Registration Statement on Form 10 filed on December 24, 1996, as amended on February 4, 1997 and February 12, 1997.


                                      /s/ KPMG Peat Marwick LLP
                                      ----------------------------
                                      KPMG Peat Marwick LLP


Kansas City, Missouri
June 22, 1998